GUARANTEES


          Jefferson Casino Corp., a Louisiana corporation, (a "Guarantor" and, together with any successor or additional Guarantor under the Indenture (the
"Indenture") referred to in the Note upon which this notation is endorsed, the
  "Guarantors"), has jointly and severally and unconditionally guaranteed the obligations of the Company under the Notes, the Indenture and the related Collateral Documents, on a senior basis (each such guarantee being a "Note
   Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the Indenture, the
   Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes of every series issued hereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders of the Notes or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. Each Guarantor agreed that this is a guarantee of payment not a guarantee of collection.  Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated, and the obligations of the
     Guarantors pursuant to the Guarantees are subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof.

              Pursuant to Section 11.03 of the Indenture, the obligation of each
 Guarantor under its Guarantee is limited to the maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant for purposes of fraudulent transfer or conveyance under the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance, all subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof.

             Under certain circumstances as set forth in the Indenture, the obligation of each Guarantor under its Note Guarantee may be released under certain circumstances, including the sale of the Guarantor or of all or substantially all of the assets of a Guarantor or such Guarantor becoming an
    Unrestricted Subsidiary of the Company, all subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof.

              The Guarantees shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms of the
                                  Indenture.

             The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note on which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

           By Jefferson Casino Corp., and any other Guarantor as may be added or substituted from time to time, as Guarantors:


JEFFERSON CASINO CORP.


By:/s/ Jay S. Osman